EXHIBIT 21.1

Mead Johnson Nutrition Company Subsidiaries as of December 31, 2010

Entity Name	Jurisdiction

Mead Johnson Nutrition S.r.l.	Argentina

Mead Johnson Nutrition (Australia) Pty Ltd	Australia

Mead Johnson Nutrition (Belgium) BVBA	Belgium

Mead Johnson do Brasil Comercio e Importacao de Produtos de Nutricao Ltda.	Brazil

Mead Johnson Nutrition (Canada) Co.	Canada

Mead Johnson Pediatric Nutrition Institute (China) Ltd.	China

Mead Johnson Nutritionals China Ltd	China

Mead Johnson Nutrition (Colombia) Ltda.	Colombia

Mead Johnson Nutrition (Ecuador) Cia. Ltda.	Ecuador

Mead Johnson Nutrition (France) SAS	France

Mead Johnson Nutrition (Hong Kong) Limited	Hong Kong

Mead Johnson Nutrition (India) Private Limited	India

PT Mead Johnson Indonesia	Indonesia

Mead Johnson Nutrition (Italia) S.r.l.	Italy

Mead Johnson Nutrition (Malaysia) Sdn. Bhd.	Malaysia

Mead Johnson Nutricionales de Mexico, S. de R.L. de C.V.	Mexico

MJN Holdings (Asia) B.V.	Netherlands

GMK Holdings B.V.	Netherlands

Mead Johnson B.V.	Netherlands

MJN Holdings (Netherlands) B.V.	Netherlands

MJN Holdings International B.V.	Netherlands

Mead Johnson Nutrition (Peru) S.r.l.	Peru

2309 Realty Corporation	Philippines

Mead Johnson Nutrition (Philippines), Inc.	Philippines

Sphinx Holdings Company, Inc.	Philippines

Mead Johnson Nutrition (Poland) Sp. z. o.o.	Poland

Mead Johnson Nutrition (Portugal) Nutricao Infantil, Sociedade Unipessooal, Lda.	Portugal

Limited Liability Company Mead Johnson Nutrition	Russia

Mead Johnson Nutrition (Singapore) Pte. Ltd.	Singapore

Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd.	Singapore

Triple J Ingredients Pte. Ltd.	Singapore

Mead Johnson Nutrition International Holdings Pte. Ltd.	Singapore

Mead Johnson Nutrition (Spain) S.L.	Spain

Mead Johnson Nutrition (Sweden) AB	Sweden

Mead Johnson Nutrition (Taiwan) Co. Ltd.	Taiwan

Mead Johnson Nutrition (Thailand) Ltd.	Thailand

Mead Johnson Nutrition (UK) Ltd.	United Kingdom

Blisa, L.L.C.	Delaware

Mead Johnson & Company, LLC	Delaware

Mead Johnson Nutrition (Dominicana) S.A.	Delaware

Mead Johnson Nutrition (Puerto Rico) Inc.	Delaware

Mead Johnson Nutrition (Venezuela) LLC	Delaware

Mead Johnson Nutrition Nominees LLC	Delaware

Mead Johnson Nutrition Venezuela, S.C.A.	Venezuela

Mead Johnson Nutrition (Vietnam) Company Limited	Vietnam